UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported):   February 27, 2007
ART TECHNOLOGY GROUP, INC.
(Exact Name of Registrant as Specified in its Charter)

Delaware (State or Other Jurisdiction of Incorporation)	000-26679 (Commission File Number)	04-3141918 (IRS Employer Identification No.)

One Main Street, Cambridge, Massachusetts (Address of Principal Executive Offices)	02142 (Zip Code)
Registrant’s telephone number, including area code: (617) 386-1000
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURES
Ex-99.1 2007 Executive Management Compensation Plan

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
     On February 27, 2007, our compensation committee recommended and our board of directors adopted the 2007 Executive Management Compensation Plan for our executive officers for fiscal year 2007. Under this plan, we must achieve greater than fifty percent of our adjusted operating profit goal for 2007 before executive officers (other than the SVP eStara) become eligible to receive any portion of an annual bonus based on their individual bonus goals. In addition, our SVP Sales and SVP Services are eligible to receive quarterly bonuses based on metrics set forth in their plans, irrespective of our adjusted operating profit goal. For each category of the SVP eStara’s bonus, seventy percent of the applicable element (MBOs and the revenue and adjusted operating profit goals of the Company’s subsidiary, eStara, Inc.) must be achieved before any bonus will be paid for such category. The target payouts in the plan are based on achieving a certain percentage of our goals for each of the listed performance metrics. Each of these corporate metrics has a minimum and maximum threshold. If the goals are exceeded, our executive officers are eligible to receive a cash bonus in excess of the target payouts. The above description of the plan is qualified in its entirety by the plan summary, which is filed as exhibit 99.01 to this current report and incorporated herein by reference.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits

Number	Title

99.1	2007 Executive Management Compensation Plan

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ART TECHNOLOGY GROUP, INC.
Date: March 5, 2007	By:	/s/ Julie M.B. Bradley
Julie M.B. Bradley
Senior Vice President and Chief Financial Officer